UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2012

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On September 13, 2012, Liberty Media Corporation (“Liberty Media”), announced that Greg Maffei, President and CEO of Liberty Media, will be presenting at the Goldman Sachs 21st Annual Communacopia Conference on September 20, 2012 at 9:40 a.m., Eastern Time, at the Conrad Hotel in New York City, New York. During his presentation, Mr. Maffei may make observations regarding Liberty Media's financial performance and outlook.
This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Item 8.01. Other Events

On September 13, 2012, Starz, LLC, a wholly owned subsidiary of Liberty Media, along with a subsidiary co-issuer (together, the “Co-Issuers”) announced the completion of the previously announced private placement (the “Offering”) of $500 million principal amount of new 5% Senior Notes due 2019 at par (the “Notes”). The Notes will be senior obligations of the Co-Issuers and will rank pari passu in right of payment with all of the existing and future senior debt of the Co-Issuers. The net proceeds will be used for the repayment of indebtedness under Starz' existing senior secured credit facility. In connection with the Offering, Starz has agreed, subject to certain conditions, to file a registration statement relating to a registered offer to exchange the Notes for new registered notes having substantially identical terms as the Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press release dated September 13, 2012 relating to Mr. Maffei's speaking engagement.

99.2	Press release dated September 13, 2012 relating to the Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2012

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press release dated September 13, 2012 relating to Mr. Maffei's speaking engagement.

99.2	Press release dated September 13, 2012 relating to the Offering.